SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                           MAY 1, 2003 (APRIL 30, 2003)
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                                NTL INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)


    Delaware                      0-22616                      52-1822078
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(State or Other                (Commission                 (IRS Employer
 Jurisdiction of                File Number)                Identification No.)
   Incorporation)



110 East 59th Street, New York, New York                                10022
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(Address of Principal Executive Offices)                             (Zip Code)


        Registrant's Telephone Number, including area code (212) 906-8440
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS
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           Exhibits

99.1       Media Release issued April 30, 2003


ITEM 9.    REGULATION FD DISCLOSURE
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NTL Incorporated (NASDAQ: NTLI) and Telewest Broadband announced that over one million homes across the UK are enjoying the benefits of fast, always on internet acccess via cable.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NTL INCORPORATED
                                      (Registrant)


                                      By:       /s/ Richard J. Lubasch
                                         ---------------------------------
                                         Name:  Richard J. Lubasch
                                         Title: Executive Vice President and
                                                  General Counsel



Dated: May 1, 2003

                                 EXHIBIT INDEX
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EXHIBIT
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 99.1   Media Release issued April 30, 2003


                                                                   Exhibit 99.1


NTL LOGO                                                        TELEWEST LOGO


Media Release

                  ONE MILLION CUSTOMERS CHOOSE BROADBAND CABLE

o        Milestone of 1 million cable modem customers in the UK passed today
o        Cable industry continues to drive broadband Britain

London, 30 April, 2003 - NTL Incorporated and Telewest Broadband today announced that over one million homes across the UK are enjoying the benefits of fast, always on internet access via cable.

Both NTL and Telewest Broadband have led the charge to create broadband Britain by providing an innovative range of broadband services, offering great value for money and maintaining a rigorous focus on product quality.

The high quality of the cable modem product range is significant. Both companies estimate that, where there is a choice between cable broadband and ADSL, around three out of four consumers choose cable. As a result, broadband cable products are attracting significant levels of new customers to the overall cable proposition, as well as appealing to existing dial up internet customers.

e-Commerce Minister Stephen Timms said: "It was just 6 months ago that the UK tipped the 1 million broadband subscriptions mark. I am delighted that in this short time this has become 1 million connections via cable alone. This is testament to the fiercely competitive market that is fast emerging in the UK, ensuring customer choice, value for money and quality of service.

The challenge now is to extend this choice to users across the UK, and particularly in rural areas. So that no matter where we base our businesses and make our homes, we can all benefit from the significant benefits that broadband offers."

Barclay Knapp, Chief Executive Officer of NTL Incorporated said: "The history of broadband Britain will show that the cable industry drove its development. Our strategy of offering a choice of speeds at prices which offer outstanding value, coupled with high quality performance, has been hugely successful."

Charles Burdick, Managing Directing of Telewest said: "Cable was not only the first, but is still the consumers preferred choice for fast and always on internet access. This is a significant milestone for the cable industry and broadband internet."

In the UK, over 12 million homes are able to receive cable modem services.

                                   -- Ends --

For further information:
Malcolm Padley, NTL Home, 020 7 746 4094/07788 978 199
Rachel Turner, Telewest Broadband, 01483 582140/07985 805805


NTL Home

o In the UK, over 11 million homes are located within NTL's fibre-optic broadband network, which covers nearly 50% of the UK including, London, Manchester, Leeds, Nottingham, Oxford, Cambridge, Cardiff, Glasgow and Belfast.
o An online media centre is available at www.ntl.com featuring recent press releases, company history, latest photography and logos.

Telewest Broadband

o Telewest Communications, the broadband communications and media group, currently passes 4.9 million homes and provides multi-channel television, telephone and internet services to 1.76 million UK households, and voice and data telecommunications services to around 73, 800 business customers. Its content division, Flextech, is the BBC's partner in UKTV. Together they are the largest supplier of basic channels to the UK pay-TV market with a portfolio that combines wholly owned and managed channels, including the eleven joint venture channels with the BBC.
o        www.telewest.co.uk
o        www.blueyonder.co.uk